Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On June 30, 2017, Gran Tierra Energy Inc. (“Gran Tierra”), through two of its indirect subsidiaries (the “Selling Subsidiaries”), completed the previously announced disposition of Gran Tierra’s assets in Brazil, including its 100% working interest in the Tiê Field and all of Gran Tierra’s interest in exploration rights and obligations held pursuant to concession agreements granted by the Agência Nacional do Petróleo, Gás Natural e Biocombustíveis (“ANP”) of Brazil. Pursuant to the terms of a Share and Loan Purchase Agreement dated February 5, 2017 by and among the Selling Subsidiaries and Maha Energy AB (“Maha”) and subsequent amending agreements dated May 30, 2017, June 22, 2017 and June 26, 2017, Gran Tierra completed the disposition of its Brazil business unit for a purchase price of US$35 million which, after certain interim closing adjustments, resulted in cash consideration paid to the Selling Subsidiaries of approximately US$38 million. On February 7, 2017, Maha paid Gran Tierra a deposit of US$3.5 million.

The accompanying unaudited pro forma consolidated balance sheet as at March 31, 2017, and the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2017, and the year ended December 31, 2016, (the “Pro Forma Statements”) have been prepared in compliance with the requirements of SEC Regulation S-X using accounting policies in accordance with generally accepted accounting principles in the United States of America (“USGAAP”). Accounting policies used in the preparation of the Pro Forma Statements are consistent with those disclosed in the audited consolidated financial statements of Gran Tierra as at and for the year ended December 31, 2016 (the "Annual Financial Statements") and the unaudited consolidated financial statements as at for the three months ended March 31, 2017 (the "Interim Financial Statements").

The note disclosure requirements of annual consolidated financial statements provide additional disclosures to that required for pro forma consolidated financial statements. The Pro Forma Statements have been prepared from the Interim Financial Statements and the Annual Financial Statements, and should be read in conjunction with the Interim Financial Statements and the Annual Financial Statements.

The accompanying unaudited condensed pro forma consolidated balance sheet as of March 31, 2017, has been prepared to give effect to the divestiture as if it had occurred on March 31, 2017. The unaudited condensed pro forma consolidated statements of operations for the three months ended March 31, 2017, and the year ended December 31, 2016 have been prepared to give effect to the divestiture as if it had occurred on January 1, 2016.

In the opinion of Gran Tierra’s management, these Pro Forma Statements include all material adjustments to be in accordance with USGAAP. The notes to the Pro Forma Statements provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. The Pro Forma Statements are presented for illustrative purposes only and may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated.

Gran Tierra Energy Inc.

Condensed Pro Forma Consolidated Balance Sheet (Unaudited)

As at March 31, 2017

(Thousands of U.S. Dollars)

	Gran Tierra	Proforma Adjustments	Note 2	Proforma

ASSETS
Current Assets
Cash and cash equivalents	$26,716	$37,771	(a)(b)	$64,487
Restricted cash and cash equivalents	7,663	—		7,663
Accounts receivable	46,912	(1,581)	(b)	45,331
Derivatives	1,425	—		1,425
Inventory	7,285	(75)	(b)	7,210
Taxes receivable	23,284	(225)	(b)	23,059
Other prepaids	4,404	(342)	(b)	4,062
Total Current Assets	117,689	35,548		153,237
Oil and gas properties (using the full cost method of accounting)
Proved	460,937	(37,095)	(b)	423,842
Unproved	620,045	(18,456)	(b)	601,589
Total Oil and Gas Properties	1,080,982	(55,551)		1,025,431
Other capital assets	6,314	(442)	(b)	5,872
Total Property, Plant and Equipment	1,087,296	(55,993)		1,031,303
Other Long-Term Assets
Deferred tax assets	100,260	—		100,260
Other long-term assets	24,467	—		24,467
Goodwill	102,581	—		102,581
Total Other Long Term Assets	227,308	—		227,308
Total Assets	$1,432,293	$(20,445)		$1,411,848

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$112,414	$(9,828)	(a)(b)	$102,586
Taxes payable	38,210	—		38,210
Asset retirement obligation	1,214	(512)	(b)	702
Total Current Liabilities	151,838	(10,340)		141,498
Long-term liabilities
Long-term debt	193,159	—		193,159
Deferred tax liabilities	36,061	—		36,061
Asset retirement obligation	42,960	(1,282)	(b)	41,678
Other long-term liabilities	11,332	(1,061)	(b)	10,271
Total Long-Term Liabilities	283,512	(2,343)		281,169
Shareholders' Equity
Common stock	10,303	—		10,303
Additional paid in capital	1,343,365	—		1,343,365
Deficit	(356,725)	(7,762)	(a)	(364,487)
Total Shareholders' Equity	996,943	(7,762)		989,181
Total Liabilities and Shareholders' Equity	$1,432,293	$(20,445)		$1,411,848

Gran Tierra Energy Inc.

Condensed Pro Forma Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2017

(Thousands of U.S. Dollars, Except Share and Per Share Amounts)

	Gran Tierra	Proforma Adjustments	Note 2	Proforma

OIL AND NATURAL GAS SALES	$94,659	$(4,195)	(c)	$90,464

EXPENSES
Operating	23,937	(784)	(c)	23,153
Transportation	6,942	(176)	(c)	6,766
Depletion, depreciation and accretion	26,593	(1,213)	(c)	25,380
Asset impairment	283	—		283
General and administrative	8,712	(318)	(c)	8,394
Equity tax	1,224	—		1,224
Foreign exchange gain	(1,847)	(200)	(c)	(2,047)
Financial instruments gain	(5,439)	—		(5,439)
Interest expense	3,095	—		3,095
	63,500	(2,691)		60,809

INTEREST INCOME	408	(1)	(c)	407
INCOME BEFORE INCOME TAX	31,567	(1,505)		30,062

INCOME TAX (EXPENSE) RECOVERY
Current	(7,417)	159	(c)	(7,258)
Deferred	(11,379)	—		(11,379)
NET INCOME	$12,771	$(1,346)		$11,425

NET INCOME PER SHARE - BASIC AND DILUTED	$0.03			$0.03
Weighted average shares outstanding - basic	399,007,086			399,007,086
Weighted average shares outstanding - diluted	399,045,114			399,045,114

Gran Tierra Energy Inc.
Condensed Pro Forma Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2016
(Thousands of U.S. Dollars, Except Share and Per Share Amounts)

	Gran Tierra	Proforma Adjustments	Note 2	Proforma

OIL AND NATURAL GAS SALES	$289,269	$(8,397)	(c)	$280,872

EXPENSES
Operating	86,925	(2,149)	(c)	84,776
Transportation	31,776	(429)	(c)	31,347
Depletion, depreciation and accretion	139,535	(3,819)	(c)	135,716
Asset impairment	616,649	(71,143)	(c)(d)	545,506
General and administrative	33,218	(992)	(c)	32,226
Transaction	7,325	—		7,325
Severance	1,319	(128)	(c)	1,191
Equity tax	3,098	—		3,098
Foreign exchange gain	(1,469)	(638)	(c)	(2,107)
Financial instruments loss	10,279	—		10,279
Other gain	(929)	—		(929)
Interest expense	14,145	—		14,145
	941,871	(79,298)		862,573

INTEREST INCOME	2,368	(274)	(c)	2,094
LOSS BEFORE INCOME TAX	(650,234)	70,627		(579,607)

INCOME TAX (EXPENSE) RECOVERY
Current	(20,122)	245	(c)	(19,877)
Deferred	204,791	432	(c)	205,223
NET LOSS	$(465,565)	$71,304		$(394,261)

NET LOSS PER SHARE - BASIC AND DILUTED	$(1.45)			$(1.23)

Weighted average shares outstanding - basic and diluted	320,851,838			320,851,838

Gran Tierra Energy Inc.

Notes to the Pro Forma Statements (Unaudited)

(Expressed in U.S. Dollars, unless otherwise indicated)

1.       Overview

On June 30, 2017, Gran Tierra through the Selling Subsidiaries, completed disposition of Gran Tierra’s assets in Brazil, including its 100% working interest in the Tiê Field and all of Gran Tierra’s interest in exploration rights and obligations held pursuant to concession agreements granted by the ANP of Brazil. Pursuant to the terms of a Share and Loan Purchase Agreement dated February 5, 2017 by and among the Selling Subsidiaries and Maha and subsequent amending agreements dated May 30, 2017, June 22, 2017 and June 26, 2017, Gran Tierra completed the disposition of its Brazil business unit for a purchase price of US$35 million which, after certain interim closing adjustments, resulted in cash consideration paid to the Selling Subsidiaries of approximately US$38 million.

2.       Pro Forma Adjustments

(a)	To adjust for the net cash proceeds of US$38.0 million received from the sale, including a deposit of US$3.5 million received on February 7, 2017. The adjustment reflects the estimated after tax loss on the sale as if it had occurred on March 31, 2017. The actual loss to be recognized will be based on the carrying amounts of the assets sold and liabilities assumed or released on the date of the divestiture and may be materially different than the loss noted herein. Pro forma adjustments also reflect a US$4.7 million cash payment received from Maha reflecting the covenant by Maha to finalize the documentation and other arrangements to assume liabilities associated with letter of credit arrangements and the release of Gran Tierra from any liabilities in connection with the same, which payment will be reimbursable to Maha once such covenant is discharged. The pro forma presentations included herein should not be relied upon as indicative of the actual loss to be recorded. .

(b)	To adjust for assets sold and liabilities assumed or released as part of the divestiture.

(c)	To eliminate production revenue and direct expenses related to Gran Tierra’s Brazil business unit.

(d)	To eliminate a US$71.1 million ceiling test impairment loss related to Gran Tierra’s Brazil cost center for the year ended December 31, 2016.